UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

NewStar Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33211	54-2157878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 848-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 2, 2016, NewStar Financial, Inc. (the “Company”) completed a $348.0 million term debt securitization. The notes offered in the collateralized loan obligation (the “Notes”) were issued by NewStar Commercial Loan Funding 2016-1 LLC, a subsidiary of the Company (“NCLF”), and are backed by a diversified portfolio of commercial loans originated and serviced by the Company. Investors purchased approximately $255.8 million of the asset-backed Notes, representing approximately 74% of the value of the collateral pool. The Company retained the Class D Notes, Class E Notes and all of the equity which totaled approximately $92.2 million, representing approximately 26% of the value of the collateral pool. Excluding the fixed rate A-2 Notes, the blended pricing of the variable rate Notes was LIBOR plus 2.78% at closing. The reinvestment period is expected to end in February 2020 and the Notes are expected to mature in February 2028.

The amount, ratings and LIBOR spread of the offered Notes are:

Class	Amount ($ in millions)	Rating (Moody’s/ Fitch)	LIBOR spread (percentage)	Assumed Weighted Average Life
A-1	$176.5	Aaa/AAA	2.30	5.17
A-2	$20.0	Aaa/AAA	See footnote 1 below	5.17
B	$36.8	Aa2/N/A	3.75	6.70
C	$22.5	A2/N/A	5.40	7.23
D	$23.8	Baa3/N/A	5.50	7.48
E	$23.0	Ba3/N/A	7.50	7.74

1    Class A-2 Notes will accrue interest at a fixed rate of 3.44%.

In connection with the completion of the term debt securitization, the Company, as transferor, entered into a Master Loan Sale Agreement, dated as of March 2, 2016 with NCLF as issuer and NewStar Commercial Loan Depositor 2016-1 LLC, a newly formed subsidiary of the Company, as retention holder. The Company, as collateral manager, also entered into a Collateral Management Agreement dated as of March 2, 2016, with NCLF as Issuer. In addition, NCLF entered into an Indenture, dated as of March 2, 2016, with U.S. Bank National Association as trustee. The Master Loan Sale Agreement, the Collateral Management Agreement, and the Indenture require the Company and NCLF to comply with various covenants and contain events of default and collateral manager termination events, which are subject to certain materiality thresholds and grace and cure periods, customary for securitizations of this type. The Master Loan Sale Agreement, the Collateral Management Agreement, and the Indenture are filed with this report as Exhibits 10.1, 10.2, and 4.1, respectively, and the foregoing descriptions of these documents do not purport to be complete and are qualified in their entirety by the full text set forth in those exhibits, which are incorporated herein by this reference. On March [ ], 2016, the Company issued a press release announcing the completion of the term debt securitization. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Within the United States the Notes were only sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture by and between NewStar Commercial Loan Funding 2016-1 LLC, as Issuer, and U.S. Bank National Association, as Trustee, dated as of March 2, 2016.

10.1	Master Loan Sale Agreement by and among the Company, as Transferor, NewStar Commercial Loan Depositor 2016-1 LLC, as Retention Holder, and NewStar Commercial Loan Funding 2016-1 LLC, as Issuer, dated as of March 2, 2016.

10.2	Collateral Management Agreement by and between the Company, as Collateral Manager, and NewStar Commercial Loan Funding 2016-1 LLC, as Issuer, dated as of March 2, 2016.

99.1	Press release of the Company, dated March 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: March 4, 2016	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture by and between NewStar Commercial Loan Funding 2016-1 LLC, as Issuer, and U.S. Bank National Association, as Trustee, dated as of March 2, 2016.

10.1	Master Loan Sale Agreement by and among the Company, as Transferor, NewStar Commercial Loan Depositor 2016-1 LLC, as Retention Holder, and NewStar Commercial Loan Funding 2016-1 LLC, as Issuer, dated as of March 2, 2016.

10.2	Collateral Management Agreement by and between the Company, as Collateral Manager, and NewStar Commercial Loan Funding 2016-1 LLC, as Issuer, dated as of March 2, 2016.

99.1	Press release of the Company, dated March 4, 2016.